SCOTTISH RE GROUP LIMITED
                     2004 EQUITY INCENTIVE COMPENSATION PLAN

                     Notice of Restricted Stock Units Grant

     You (the "Grantee") have been granted the following Restricted Stock Units by Scottish Re Group Limited, a Cayman Islands company (the "Company"), pursuant to the Scottish Re Group Limited 2004 Equity Incentive Compensation Plan (the "Plan"):

----------------------------------------------- -------------------------------------------------
Name of Grantee:
----------------------------------------------- -------------------------------------------------
Number of Restricted Stock Units Granted:
----------------------------------------------- -------------------------------------------------
Per Share Value of Ordinary Share at Grant:     $____
----------------------------------------------- -------------------------------------------------
Date of Grant:                                  _________ __, 2005
----------------------------------------------- -------------------------------------------------
Vesting Date (i.e., date at which the risk of   The risk of forfeiture will lapse on all
forfeiture of the Units lapses)                 Restricted Stock Units on the third anniversary
                                                of the Date of Grant (the "Stated Vesting
                                                Date"), subject to earlier vesting upon a
                                                Change in Control or certain Terminations of
                                                Employment as provided in Section 5(d) of the
                                                Award Grant Guidelines
----------------------------------------------- -------------------------------------------------
Settlement Date                                 Settlement will occur at the Stated Vesting
                                                Date, except (i) if validly deferred as of the
                                                Stated Vesting Date or in connection with a
                                                Retirement, or (ii) as otherwise provided in
                                                Section 5(d) of the Award Grant Guidelines
----------------------------------------------- -------------------------------------------------

     Each Restricted Stock Unit represents a conditional right to receive one Ordinary Share, par value $0.01 per ordinary share (a "Share"), in settlement of the Unit at a specified future date, if service-based vesting conditions and other terms and conditions have been met. Restricted Stock Units include rights to dividend equivalents. Restricted Stock Units do not have performance-based vesting.

     By your signature and the signature of the Company's representative below, you and the Company agree that the Restricted Stock Units evidenced hereby are granted under and governed by the terms and conditions of the Plan, the Award Grant Guidelines under the Plan and the Restricted Stock Units Agreement, all of which are incorporated by reference and made a part of this document.

  Grantee:                                   Scottish Re Group Limited:

  ________________________________           By:_______________________________

  Date:___________________________           Title:_____________________________

                                             Date:_____________________________


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                            SCOTTISH RE GROUP LIMITED
                     2004 EQUITY INCENTIVE COMPENSATION PLAN

                        Restricted Stock Units Agreement

SECTION 1.  GRANT OF RESTRICTED STOCK UNITS

     (a) Restricted Stock Units. On the terms and conditions set forth in the Notice of Restricted Stock Units Grant (the "Notice") and this Restricted Stock Unit Agreement (the "Agreement," which includes the Notice), the Company grants to the Grantee on the Date of Grant the number of Restricted Stock Units set forth in the Notice, subject to the restrictions set forth in the Plan, the Award Grant Guidelines, and this Agreement.

     (b) Plan and Defined Terms. The Restricted Stock Units are granted pursuant to the Plan and the Award Grant Guidelines, copies of which the Grantee acknowledges having received. All terms, provisions, and conditions applicable to the Restricted Stock Units set forth in the Plan and the Award Grant Guidelines and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. To the extent any provision hereof is inconsistent with a provision of the Award Grant Guidelines, the provisions of this Agreement shall govern. All capitalized terms that are used in this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan and the Award Grant Guidelines.

SECTION 2.  TERMS OF RESTRICTED STOCK UNITS

     (a) Vesting, Forfeiture and Settlement of Restricted Stock Units. The vesting, forfeiture and settlement of the Restricted Stock Units shall be governed by the Notice and Section 5(d) and other applicable provisions of the Award Grant Guidelines.

     (b) Deferral of Settlement; Compliance with Code Section 409A. Settlement of any Restricted Stock Unit, which otherwise would occur at the Stated Vesting Date (including following Grantee's Retirement), will be deferred in certain cases if and to the extent Grantee has made a valid deferral election relating to the Restricted Stock Units. Terms of Restricted Stock Units that are deemed to constitute deferrals under Code Section 409A (whether or not elective) shall comply with the terms and requirements of Code Section 409A in order to ensure that no tax penalties apply thereunder. Elective deferrals will be subject to such other restrictions and terms as may be specified by the Company prior to deferral. Other provisions of this Agreement notwithstanding, under U.S. federal income tax laws and Treasury Regulations (including proposed regulations) as presently in effect or hereafter implemented, (i) if the timing of any distribution in settlement of Restricted Stock Units would result in Grantee's constructive receipt of income relating to the Restricted Stock Units prior to such distribution, the date of distribution will be the earliest date after the specified date of distribution that distribution can be effected without resulting in such constructive receipt; (ii) any rights of the Grantee or retained authority of the Company with respect to Restricted Stock Units hereunder shall be automatically modified and limited to the extent necessary so that Grantee will not be deemed to be in constructive receipt of income relating to the Restricted Stock Units prior to the distribution and so that Grantee shall not be subject to any penalty under Code Section 409A; (iii) a deferral election will be effective only if, after giving effect to clause (ii) above, it complies with applicable requirements under Section 409A to defer income past the Stated Vesting Date; and (iv) any settlement which is to occur at the Stated Vesting Date is required to be completed within the "short term deferral" period specified in IRS Notice 2005-1, Q/A 4(c).

     (c) Dividend Equivalents and Adjustments. Dividend equivalents will be credited in respect of Restricted Stock Units in accordance with Section 6 of the Award Grant Guidelines and Section 9 of the Plan.

     (d) Fractional Restricted Stock Units and Shares. The Company shall determine from time to time whether or not Restricted Stock Units credited to Grantee shall include fractional Restricted


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


Stock Units, or a reasonable alternative method for accounting for such fractional Restricted Stock Units. Unless otherwise determined by the Company, upon settlement of the Restricted Stock Units Grantee shall be paid, in cash, an amount equal to the value of any fractional share that would have otherwise been deliverable in settlement of such Restricted Stock Units.

     (e) Restricted Stock Units Unfunded. Any provision for Restricted Stock Units and Grantee's rights thereto hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Grantee or any Beneficiary any right to, or claim against, any specific assets of the Company, nor result in the creation of any trust or escrow account for Grantee. With respect to any entitlement of Grantee or any Beneficiary to any distribution hereunder, Grantee or such Beneficiary shall be a general creditor of the Company.

     (f) Non-Transferability. Restricted Stock Units are non-transferable to the extent specified in Section 5(f) of the Award Grant Guidelines.

SECTION 3.  MISCELLANEOUS PROVISIONS

     (a) Tax Withholding. The Company will withhold, on a mandatory basis, from the Shares deliverable upon settlement of Restricted Stock Units, the number of Shares necessary to satisfy mandatory withholding obligations, except (i) this withholding will not be required if the Grantee has, at least 60 days before the vesting date, made arrangements satisfactory to the Company to satisfy such withholding obligations, and (ii) the Committee reserves the right to have the Company not withhold Shares at any time, in which case the Grantee will be obligated to provide for payment of withholding obligations in some other manner.

     (b) Ratification of Actions. By accepting this Agreement, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee's acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement by the Company, the Board, or the Committee.

     (c) Notice. Any notice in writing to be served hereunder shall be given personally to the Grantee or to the Chief Executive Officer of the Company (as the case may be) or shall be couriered or posted by registered mail to the Company (for the attention of its Chief Executive Officer) at its principal executive office or to the Grantee at the address that he or she most recently provided in writing to the Company. Any such notice sent by post shall be deemed served three days after it is posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and put in the post or couriered.

     (d) No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment with the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company or a Subsidiary to terminate the employment or adjust the compensation of the Grantee.

     (e) Compliance with Law. The Company shall make reasonable efforts to comply with all applicable securities laws; provided, however, notwithstanding any other provision of this Agreement, no Shares shall be issued if such issuance would result in a violation of any such law.

     (f) Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.


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


     (g) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

     (h) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such jurisdiction, without giving effect to the principles of conflicts of laws thereof.

     (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (j) Modification or Amendment. This Agreement may only be modified or amended in written agreement executed by the Company and, if such modification or amendment is materially adverse to Grantee, by the Grantee; provided, however, that the adjustments permitted pursuant to Section 9 of the Plan may be made without such written agreement.

     (k) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.


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